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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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Board of Directors
American United Life Insurance Company(R)
Indianapolis, Indiana



We consent to the inclusion in Post-Effective Amendment No. 15 to the Registration Statement of the AUL American Unit Trust (the "Trust") on Form N-4 (File No. 33-31375) of:

     (1) Our report dated February 2, 1998, on our audits of the financial statements of the Trust; and

     (2) Our report dated February 27, 1998, on our audits of the financial statements of American United Life Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants.


                                        /s/  Coopers & Lybrand L.L.P.


Indianapolis, Indiana
April 24, 1998